Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 4 dated May 2, 2025 relating to the Class A common stock, $0.01 par value per share, of SILVERCREST ASSET MANAGEMENT GROUP INC. shall be filed on behalf of the undersigned.

LONG PATH PARTNERS, LP By: Long Path Holdings LLC By: /s/ William Brennan
Name: William Brennan
Title: Managing Member

LONG PATH HOLDINGS LLC By: /s/ William Brennan
Name: William Brennan
Title: Managing Member

LONG PATH FUND GP, LLC By: /s/ William Brennan
Name: William Brennan
Title: Managing Member

WILLIAM BRENNAN By: /s/ William Brennan

BRIAN NELSON By: /s/ Brian Nelson

LONG PATH SMALLER COMPANIES FUND, LP By: Long Path Fund GP, LLC By: /s/ William Brennan
Name: William Brennan
Title: Managing Member